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                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 30th day of June, 1999 by and between Predict It, Inc., a Delaware corporation (the "Company"), Gary Cheng, Howard Yen, and Scott Appleby (collectively with Gary Cheng and Howard Yen, the "Shareholders").

                                R E C I T A L S :

                  WHEREAS, the Shareholders are acquiring shares of the common stock, par value $.001 per share, of the Company (the "Shares", or sometimes hereinafter referred to as the "Securities"), pursuant to the Agreement and Plan of Merger and Reorganization by and among the Company, PII Acquisition Corp., the Shareholders, and Virtual Stock Exchange, Inc., dated as of June 30, 1999 (the "Merger Agreement"); and

                  WHEREAS, the Company desires to grant to the Shareholders certain registration rights relating to the Shares and the Shareholders desire to obtain such registration rights, subject to the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual premises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Definitions and References. For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following meanings:

                         (a) The term "Commission" shall mean the Securities and
                  Exchange Commission and any successor agency.

                         (b) The terms "register", "registered" and
                  "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as herein defined) and the declaration or ordering of effectiveness of such registration statement or document.

                         (c) For purposes of this Agreement, the term
                  "Registrable Stock" shall mean (i) the Shares, (ii) any shares of the common stock of the Company, par value $.001 per share (the "Common Stock") issued as, or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as, a dividend or other distribution with respect to, or in exchange for, or in



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                  replacement of, the Shares, and (iii) any Common Stock issued by way of a stock split of the Shares. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (v) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (w) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (x) such Registrable Stock is eligible to be sold pursuant to Rule 144(k) under the 1933 Act, (y) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act, or (z) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.

                         (d) The term "Holders" shall mean the Shareholders or
                  any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 10 hereof; provided, that the Shareholders or such transferee or assignee shall then own the Registrable Stock.

                         (e) The term "1933 Act" shall mean the Securities Act
                  of 1933, as amended.

                         (f) An "affiliate of such Holder" shall mean a person
                  who controls, is controlled by or is under common control with such Holder, or the spouse or children (or a trust exclusively for the benefit of the spouse and/or children) of such Holder, or, in the case of a Holder that is a partnership, its partners.

                         (g) The term "Person" shall mean an individual,
                  corporation, partnership, trust, limited liability company, unincorporated organization or association or other entity, including any governmental entity.

                         (h) References in this Agreement to any rules,
                  regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

                  2. Demand Registration.

                         (a) Commencing December 30, 1999, Holders of, in the
                  aggregate, at least a majority of the Registrable Stock (the "Requesting Holders") may make a written request to the Company (specifying that it is being made pursuant to this Section 2) that the Company file a registration statement under the 1933 Act (or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act)

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                  covering the registration of Registrable Stock (if and only if the Registrable Securities have not already been registered under the 1933 Act pursuant to Section 4 hereof). In such event, the Company shall (x) within ten (10) days thereafter notify in writing all other Holders of Registrable Stock of such request, and (y) use its best efforts to cause to be registered under the 1933 Act all Registrable Stock of the Requesting Holders and such other Holders who have requested, within sixty (60) days after the Company has given such notice, their Registrable Stock be registered. The Requesting Holders shall be entitled to exercise their rights under this
                  Section 2(a) once and only once.

                         (b) If the Requesting Holders intend to distribute the
                  Registrable Stock covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request pursuant to Section 2(a) above, and the Company shall include such information in the written notice referred to in clause (x) of Section 2(a) above. In such event, the Holder's right to include its Registrable Stock in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Stock in the underwritten offering to the extent provided in this Section 2. All Holders proposing to distribute Registrable Stock through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Requesting Holders and shall be approved by the Company, which approval shall not be unreasonably withheld; provided, that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders; and provided further, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Stock of such Holder and such Holder's intended method of distribution and any other representation required by law or reasonably required by the underwriter.

                         (c) In any registration pursuant to this Section 2, the
                  Company shall include in such registration (i) first, the Registrable Stock of the Holders, (ii) second, the securities the Company proposes to sell, if any, (iii) third, the securities of any other securityholder of the Company who has demand registration rights pursuant to an agreement with the Company, and (iv) fourth, other securities requested to be included in such registration. Notwithstanding the foregoing or any other provision of this Section 2 to the contrary, if the managing underwriter of an underwritten offering of the Registrable Stock requested to be registered pursuant to this Section

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                  2 (or, in the case of a non-underwritten offering, in the
                  written opinion of the placement agent, or if there is none, the Company), advises the Requesting Holders in writing that in its opinion marketing factors require a limitation of the number of Registrable Stock to be underwritten, the number of shares of Registrable Stock that may be included in such underwritten offering shall be allocated among all Holders, including the Requesting Holders, in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included in such registration by each Holder at the time of filing the registration statement; provided, that in the event of such limitation of the number of shares of Registrable Stock to be underwritten, no other securities of the Company shall be included in such registration and the Holders shall be entitled to an additional demand registration pursuant to this Section 2. If any Holder of Registrable Stock disapproves of the terms of the underwriting, such Holder may elect to withdraw by written notice to the Company, the managing underwriter and the Requesting Holders. The securities so withdrawn shall also be withdrawn from registration.

                         (d) Notwithstanding any provision of this Agreement to
                  the contrary, the Company shall not be required to effect a registration pursuant to this Section 2 during the period starting with the fourteenth (14th) day immediately preceding the date of an anticipated filing by the Company of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company; provided, that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective; and provided further, that the Company's estimate of the date of filing such registration statement shall be made in good faith.

                         (e) The Company shall be obligated to effect and pay
                  for a total of only one (1) registration pursuant to this
                  Section 2, unless increased pursuant to Section 2(c) hereof; provided, that a registration requested pursuant to this
                  Section 2 shall not be deemed to have been effected for purposes of this Section 2(e), unless (i) it has been declared effective by the Commission, (ii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such action prompted by any act or omission of the Holders), and (iii) no limitation of the number of shares of Registrable Stock to be underwritten has been required pursuant to Section 2(c) hereof.

                  3. Obligations of the Company. Whenever required under Section 2 to use its best efforts to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:

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                         (a) prepare and file with the Commission, not later
                  than sixty (60) days after receipt of a request to file a registration statement with respect to such Registrable Stock, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such issue of Registrable Stock in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one (1) counsel selected by the Requesting Holders copies of all such documents proposed to be filed at least five (5) days prior to filing, and (ii) notify each such Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                         (b) prepare and file with the Commission such
                  amendments and supplements to such registration statement (and any prospectus used in connection therewith) as may be necessary to keep such registration statement effective for a period of not less than eighteen (18) months or such shorter period which will terminate when all Registrable Stock covered by such registration statement has been sold (but not before the expiration of the forty (40) or ninety (90) day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable) or ceases to be Registrable Stock, and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                         (c) furnish to each Holder and any underwriter of
                  Registrable Stock to be included in a registration statement copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder;

                         (d) use its best efforts to register or qualify such
                  Registrable Stock under such other securities or blue sky laws of such jurisdictions as any selling Holder or any underwriter of Registrable Stock reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Stock owned by such Holder; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) hereof, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                                       -5-


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                         (e) use its best efforts to cause the Registrable Stock
                  covered by such registration statement to be registered with or approved by such other governmental agencies or other authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holders thereof to consummate the disposition of such Registrable Stock;

                         (f) notify each selling Holder of such Registrable
                  Stock and any underwriter thereof, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act (even if such time is after the period referred to in Section 3(b)), of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances, being made not misleading;

                         (g) make available for inspection by any selling
                  Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such registration statement. Records or other information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
                  (i) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the registration statement, or (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each selling Holder shall, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

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                         (h) furnish, at the request of any Requesting Holder,
                  on the date that such shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated such date, of the legal counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders as to such matters as such underwriters or the Requesting Holders, as the case may be, may reasonably request and as would be customary in such a transaction; and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders and, if such accountants refuse to deliver such letter to such Holder, then to the Company (i) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Requesting Holders may reasonably request and as would be customary in such a transaction;

                         (i) enter into customary agreements (including if the
                  method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

                         (j) otherwise comply with all applicable rules and
                  regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement covering the period of at least twelve (12) months beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement; and

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                         (k) use its best efforts to cause all such Registrable
                  Stock to be listed on the Nasdaq SmallCap Market and/or any other securities exchange on which similar securities issued by the Company are then listed or traded.

                  The Company may require each selling Holder of Registrable Stock as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing.

                  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) hereof, such Holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 3(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(f) hereof to and including the date when each selling Holder of Registrable Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(f) hereof.

                  4. Incidental Registration. Commencing December 30, 1999, if the Company determines that it shall file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its Common Stock to be sold for cash, at each such time the Company shall promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than forty (40) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Upon the written request of any Holder received by the Company no later than twenty (20) days after the date of the Company's notice, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such Holder has so requested to be registered. In any registration pursuant to this Section 4, the Company shall include in such registration, (a) first, the securities the Company proposes to sell (if the Company is filing such registration statement on its own behalf) or the securities of the selling securityholders of the Company who have demanded such registration, (b) second, the securities the Company proposes to sell (if the Company is filing such registration statement on behalf of selling securityholders of the Company) or the securities of other

                                       -8-


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securityholders of the Company who have demand registration rights, including the Holders who have not as of such time exercised their demand rights as set forth in Section 2 above (if the Company is filing such registration statement on its own behalf), (c) third, the securities of securityholders of the Company who have incidental registration rights, including any of the Registrable Stock requested to be registered pursuant to this Section 4, and (d) fourth, other securities of the Company requested to be registered. Notwithstanding the foregoing, if, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, the Company), the total amount of securities to be registered pursuant to subsection (b) of this Section 4, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities they intended to offer.

                  5. Holdback Agreement - Restrictions on Public Sale by Holder.

                         (a) To the extent not inconsistent with applicable law,
                  each Holder whose Registrable Stock is included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the one hundred eighty
                  (180) day period beginning on, the effective date of such registration statement (except for Registrable Stock included as part of the registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

                         (b) Restrictions on Public Sale by the Company and
                  Others. The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of any registration statement in which Holders are participating (except as part of such registration), if and to the extent requested by the Holders in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering; and (ii) that any

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                  agreement entered into after the date of this Agreement
                  pursuant to which the Company issues or agrees to issue any securities convertible into or exchangeable or exercisable for such securities (other than pursuant to an effective registration statement) shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the 1933 Act.

                  6. Expenses of Registration. The Company agrees to pay all expenses incurred in connection with each registration pursuant to Sections 2 and 4 of this Agreement, excluding underwriter's discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, and fees and disbursements of counsel for the Company. The selling Holders shall bear and pay the underwriting commissions and discounts and broker commissions applicable to the Registrable Stock offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                  7.     Indemnification and Contribution.

                         (a) Indemnification by the Company. The Company agrees
                  to indemnify, to the full extent permitted by law, each Holder, its officers, directors and agents and each Person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. The Company will also indemnify any underwriters of the Registrable Stock, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the selling Holders.

                         (b) Indemnification by Holders. In connection with any
                  registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with any information with respect to such Holder so furnished in writing by such Holder. Notwithstanding the foregoing, the liability of each such Holder under this Section 7(b) shall be limited to an amount equal to the public offering price of the Registrable Stock sold by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

                         (c) Conduct of Indemnification Proceedings. Any Person
                  entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party shall itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                         (d) Contribution. If for any reason the indemnity
                  provided for in this Section 7 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
                  Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                         The parties hereto agree that it would not be just and
                  equitable if contribution pursuant to this Section 7 (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                         If indemnification is available under this Section 7,
                  the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.

                   8. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  9. Rule 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  10. Transfer of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Registerable Stock may be transferred to any transferee of such Registrable Stock; provided, that such transfer may otherwise be effected in accordance with applicable securities laws; provided further, that the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that such transferee shall agree in writing, in form and substance satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act. Except as set forth in this Section 10, no transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

                  11. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Stock" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Stock under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 11 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if each Holder is entitled to receive in exchange for its Registrable Stock consideration consisting solely of
(i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction for resale to the public pursuant to the 1933 Act.

                  12.     Miscellaneous.

                         (a) No Inconsistent Agreements. The Company will not
                  hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

                         (b) Amendments and Waivers. The provisions of this
                  Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the Registrable Stock then outstanding affected by such amendment, modification, supplement, waiver or departure.

                         (c) Successors and Assigns. Except as otherwise
                  expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                         (d) Governing Law. This Agreement shall be governed by
                  and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly within that state, excluding only its conflicts of laws principles that would defer to the substantive laws of another jurisdiction.

                         (e) Counterparts. This Agreement may be executed in two
                  or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         (f) Headings. The headings in this Agreement are used
                  for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                         (g) Notices. Any notice required or permitted under
                  this Agreement shall be given in writing and shall be delivered in person or by telecopy or by overnight courier guaranteeing no later than second business day delivery, directed to (i) the Company at the address set forth below its signature hereof (with a copy, which copy shall not constitute notice, to Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019, Attention: Daniel I. DeWolf, Esq.) or
                  (ii) a Holder at the address set forth below its signature hereof. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by telecopy or overnight courier service, with receipt acknowledged.

                         (h) Severability. In the event that any one or more of
                  the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

                         (i) Entire Agreement. This Agreement is intended by the
                  parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                         (j) Enforceability. This Agreement shall remain in full
                  force and effect notwithstanding any breach or purported breach of, or relating to, the Merger Agreement.

                         (k) Recitals. The recitals are hereby incorporated in
                  this Agreement as if fully set forth herein.

                                             [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 PREDICT IT INC.


                                 By:
                                     ------------------------------------------
                                 Name:
                                 Title:

                                 Address:
                                          -------------------------------------

                                          -------------------------------------

                                 Telecopy No.:
                                               --------------------------------


                                 ----------------------------------------------
                                 Gary Cheng

                                 Address:
                                          -------------------------------------

                                          -------------------------------------

                                 Telecopy No.:
                                               --------------------------------


                                 ----------------------------------------------
                                 Howard Yen

                                 Address:
                                          -------------------------------------

                                          -------------------------------------

                                 Telecopy No.:
                                               --------------------------------


                                 ----------------------------------------------
                                 Scott Appleby

                                 Address:
                                          -------------------------------------

                                          -------------------------------------

                                 Telecopy No.:
                                               --------------------------------